EXHIBIT 4.1

OCCIDENTAL PETROLEUM CORPORATION

Officers’ Certificate

Pursuant to Section 201 and Section 301 of the Indenture, dated as of April 1, 1998 (the “Indenture”), between Occidental Petroleum Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to the Bank of New York, the original trustee, the terms of a series of Securities to be issued pursuant to the Indenture are as follows:

1.   Authorization. The establishment of a new series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions adopted by the Board of Directors of the Company on July 17, 2008.

2.   Compliance with Covenants and Conditions Precedent. All covenants and conditions precedent provided for in the Indenture relating to the establishment of such series of Securities have been complied with.

3.   Terms. The terms of the series of Securities established pursuant to this Officers’ Certificate shall be as follows:

(i)  Title. The title of the series of Securities is the “4.125% Senior Notes due 2016” (the “Notes”).

(ii)  Initial Aggregate Principal Amount. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 and 1107 of the Indenture) is $750,000,000.

(iii)  Registered Securities in Book-Entry Form. The Notes shall be issued in the form of Registered Securities without coupons. The Notes will be issued in book-entry form (“Book-Entry Notes”) and represented by one or more definitive global Notes (the “Global Notes”). The initial Depositary with respect to the Global Notes will be The Depository Trust Company. Book-Entry Notes will not be exchangeable for Notes in definitive form (“Definitive Notes”) except as provided in Section 305 of the Indenture.

(iv)  Persons to Whom Interest Payable. Interest payable on any Interest Payment Date (as defined below) will be paid to the Person in whose name a Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not a Business Day) with respect to such Interest Payment Date.

(v)  Stated Maturity. The principal amount of the Notes will be payable on June 1, 2016, subject to earlier redemption as set forth in paragraph (viii) below.

(vi)  Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest. The Notes will bear interest at the rate of 4.125% per annum calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing on December 1, 2009. The Regular Record Date shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. The Notes will bear interest from May 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments on the Notes shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including May 15, 2009 if no interest has been paid or duly provided for with respect to the Notes), to but excluding the next succeeding Interest Payment Date (or other day on which such payment of interest is due).

(vii)  Place of Payment; Registration of Transfer and Exchange; Notices to Company. Payment of the principal of and interest on the Notes will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose; provided that, at the option of the Company, payment of interest due on any Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. The Notes may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York or at the office of any transfer agent hereafter designated by the Company for such purpose. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attention: Vice President and Treasurer.

(viii)  Redemption. The Notes are not entitled to any mandatory redemption or sinking fund payments. However, the Notes are redeemable, in whole or in part, at the option of the Company at any time and from time to time on the terms and subject to the conditions set forth in the form of certificate evidencing the Notes attached hereto as Exhibit A and in the Indenture.

(ix)  Denominations. The Notes are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(x)  Security Register; Paying Agent. The Security Register for the Notes will be initially maintained at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York or at the office of any transfer agent hereafter designated by the Company for such purpose. The Company hereby appoints the Trustee as the initial Securities Registrar, transfer agent and Paying Agent.

(xi)  Further Issues. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, reopen the Notes and issue additional Notes.

(xii)  Form. The certificates evidencing the Notes will be in substantially the form set forth in Exhibit A attached hereto ; provided that, if Definitive Notes are issued in exchange for interests in Global Notes, then the legend appearing on the first page and the “Schedule of Exchanges of Interests in the Global Note” appearing on the last page of the certificate evidencing the Notes attached hereto as Exhibit A shall be removed from the Definitive Notes. The Notes shall have such other terms and provisions as are set forth in the form of certificate evidencing the Notes attached hereto as Exhibit A, all of which terms and provisions are incorporated by reference in and made a part of this Officers’ Certificate as if set forth in full herein.

Terms (whether or not capitalized) that are defined in the Indenture and not otherwise defined herein have the meanings specified in the Indenture.

Each of the undersigned, for himself, states, as an officer of the Company, not in his individual capacity, that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of the form of certificate representing a series of Securities thereunder and Article Three of the Indenture relating to the establishment of a series of Securities thereunder and, in each case, the definitions therein relating thereto; that the statements made in this certificate are based upon an examination of the Notes, upon an examination of and familiarity with Articles Two and Three of the Indenture and such definitions, upon his general knowledge of and familiarity with the affairs of the Company and its acts and proceedings and upon the performance of his duties as an officer of the Company; that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and that in his opinion, with respect to the foregoing, the covenants and conditions provided for in the Indenture relating to the establishment of the Notes as a series of Securities under the Indenture have been complied with.

IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate on behalf of the Company as of this 15th day of May, 2009.

OCCIDENTAL PETROLEUM CORPORATION

By:
	Name:	Robert J. Williams, Jr.
	Title:	Vice President and Treasurer

By:
	Name:	S. P. Parise
	Title:	Assistant Secretary

Exhibit A

Form of Certificate Evidencing the 4.125% Senior Notes due 2016